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                                  EXHIBIT 21

                        Subsidiaries of the Registrant

                                                          State or
                                                       Jurisdiction of
  Name of Subsidiary                                    Incorporation
  ------------------                                    -------------

MSC Pre Finish Metals Inc.                                Illinois

MSC Pre Finish Metals (EGV) Inc.                          Delaware

MSC Pre Finish Metals (MV) Inc.                           Delaware

MSC Pre Finish Metals (MT) Inc.                           Delaware

MSC Walbridge Coatings Inc.                               Delaware

MSC Specialty Films, Inc.                                 California

MSC Laminates and Composites Inc.                         Delaware

MSC Laminates and Composites (EGV) Inc.                   Delaware

Material Sciences Foreign Sales Corporation               U. S. Virgin Islands

Solar-Gard International, Inc.                            Florida

MSC Specialty Films (UK) Limited                          United Kingdom

MSC Specialty Films (Canada) Inc.                         Canada

MSC Specialty Films (Australasia) Pty. Limited            Australia

Solar-Gard (SEA) Pte., Ltd.                               Singapore

Pro Marketing, Inc.                                       Nebraska

MSC Specialty Films de Mexico, S.A. de C.V.               Mexico

Specialty Films Services Company, S.A. de C.V.            Mexico

MSC Pinole Point Steel Inc.                               Delaware

MSC Pre Finish Metals (PP) Inc.                           Delaware

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